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                                                                       Exhibit 5


                          [SNELL & WILMER L.L.P. LETTERHEAD]




                                October 17, 1997

Hypercom Corporation
2851 West Kathleen Road
Phoenix, Arizona 85023


        RE:  REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-35461)

Ladies and Gentlemen:

        In connection with the Registration Statement on Form S-1, including amendments and exhibits thereto (the "Registration Statement"), for the proposed offer and sale by Hypercom Corporation (the "Company") and certain stockholders of the Company (the "Selling Stockholders"), of up to 12,937,500 shares of the Common Stock of the Company, including 1,687,500 of such shares which may be sold pursuant to an underwriters' over-allotment option (the "Shares"), we are of the opinion that:

        1. at such time as (i) the pertinent provisions of the Securities Act of 1933, as amended, and such "Blue Sky" and securities laws as may be applicable have been complied with, (ii) the proposed form of Underwriting Agreement is duly executed and delivered by the parties thereto, and (iii) the certificates representing the Shares to be sold by the Company have been duly executed, countersigned, registered, and delivered against payment therefore as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares to be sold by the Company will be legally issued, fully paid, and nonassessable; and

        2. the Shares being sold by the Selling Stockholders are legally issued, fully paid, and nonassessable.


        In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

                (i) the genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;

                (ii) the accuracy, completeness, and genuineness of all representations and certifications, with respect to factual matters, made to us by officers of the Company and public officials; and

                (iii)   the accuracy and completeness of Company records.




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[SNELL & WILMER L.L.P. LOGO]


Hypercom Corporation
October 17, 1997
Page 2


        The opinions expressed herein are limited solely to the laws of the State of Delaware. We express no opinion on the laws of any other jurisdiction or principles of conflicts of law and assume no responsibility for the applicability or effect of any such laws or principles.

        The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                        Very truly yours,

                                        /s/ Snell & Wilmer L.L.P.